Exhibit 5.1

Stradley Ronon Stevens & Young, LLP
Telephone 215.564.8000
Fax 215.564.8120
www.stradley.com

May 14, 2010

Bryn Mawr Bank Corporation

801 Lancaster Avenue

Bryn Mawr, Pennsylvania 19010

Re: Registration Statement on Form S-3 (File No. 333-159588)

Ladies and Gentlemen:

We have acted as counsel to and for Bryn Mawr Bank Corporation, a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) of a prospectus supplement dated May 14, 2010 (“Prospectus Supplement”) to the prospectus dated June 17, 2009 (“Prospectus”) which forms a part of the registration statement on Form S-3 (File No. 333-159588) declared effective by the SEC on June 17, 2009 (the “Registration Statement”) pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to 1,548,167 shares of common stock, par value $1.00 per share (the “Shares”). The Company is offering the Shares through Stifel, Nicolaus & Company, Incorporated, Keefe, Bruyette, & Woods, Inc. and Boenning & Scattergood, Inc., as placement agents, pursuant to a Placement Agency Agreement dated May 13, 2010 (the “Placement Agency Agreement”). The Shares are to be issued pursuant to certain Purchase Agreements by and between the Company and the purchasers of the Shares (the “Purchase Agreements”).

We have examined copies of the Purchase Agreements, the Placement Agency Agreement, the Registration Statement, the Prospectus, the Prospectus Supplement, the Company’s Amended and Restated Articles of Incorporation, filed as Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on November 21, 2007 (and incorporated by reference in the Registration Statement), the Company’s Amended and Restated Bylaws, filed as Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on November 21, 2007 (and incorporated by reference in the Registration Statement), and such other records, documents and statutes as we have deemed necessary for purposes of this opinion letter.

In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all

Philadelphia, PA — Malvern, PA — Harrisburg, PA — Wilmington, DE — Cherry Hill, NJ — Washington, DC

A Pennsylvania Limited Liability Partnership

Bryn Mawr Bank Corporation

May 14, 2010

documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

The law covered by the opinions expressed herein is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof, or the application of securities or “blue sky” laws of any jurisdiction (except federal securities laws).

This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered against payment therefore in the manner and on the terms described in the Purchase Agreements, will be validly issued, fully paid and non-assessable.

This opinion is to be used only in connection with the Registration Statement and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

We hereby consent to the use of this opinion as an exhibit to the Current Report on Form 8-K, incorporated by reference into the Registration Statement, and we further consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and the Prospectus Supplement and to any reference to our firm in the Registration Statement as legal counsel who have passed upon the validity of the Shares of the Company proposed to be issued and delivered as contemplated by the terms of the Purchase Agreements. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the U.S. Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

Stradley Ronon Stevens & Young, LLP

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